UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2009

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-32268 (Commission File Number)	11-3715772 (IRS Employer Identification No.)
30 S. Meridian Street Suite 1100 Indianapolis, IN (Address of Principal Executive Offices)	46204 (Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                          Regulation FD Disclosure.

Equity Offering

On May 13, 2009, Kite Realty Group Trust (the “Company”) announced the pricing of its public offering of 25,000,000 of its common shares of beneficial interest to the public at a price of $3.20 per common share.  The Company also granted the underwriters a 30-day option to purchase up to 3,750,000 additional shares to cover overallotments, if any.

Earnings Guidance

After considering the effect of the offering, the Company estimates that its Funds From Operations (“FFO”) will be between $0.61 and $0.71 per diluted common share for the year ending December 31, 2009. If the underwriters’ overallotment option of 3,750,000 common shares was exercised in full, there would be no additional dilutive effect for net income per share; however, the dilutive effect would be approximately $.02 for each of the high and low range, from our previously announced guidance for diluted FFO per share for the year ending December 31, 2009.

The following table provides a reconciliation of diluted net income per share to diluted FFO per share after giving effect to the offering:

Guidance Range for 2009	Low	High

Diluted net income per share	$0.08	$0.16
Redeemable noncontrolling interests in Operating Partnership	0.01	0.03
Depreciation and amortization of consolidated entities	0.52	0.52
Depreciation and amortization of unconsolidated entities	0.00	0.00

Diluted FFO per share	$0.61	$0.71

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors when measuring operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains or losses from sales of operating properties and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. A reconciliation of net income to FFO is included in the above table.

The Company’s 2009 guidance for earnings and FFO is based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change. The Company’s guidance may change as actual and anticipated results vary from these assumptions.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: May 13, 2009	By:	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and Chief Financial Officer